Exhibit 5.1

Glen Y. Sato

Phone: (650) 843-5502

Email: gsato@cooley.com

September 19, 2014

diaDexus, Inc.

349 Oyster Point Boulevard

San Francisco, CA 94080

Re:     Registration on Form S-8

Ladies and Gentlemen:

We have acted as counsel to diaDexus, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to 4,000,000 shares of the Company’s Common Stock, $0.01 par value (the “Shares”), pursuant to the Company’s 2012 Equity Incentive Award Plan (the “2012 Plan”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Company’s Restated Certificate of Incorporation, as amended and Bylaws, as currently in effect, the 2012 Plan and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.  As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.  We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the 2012 Plan, the Registration Statement and related prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

[Signature page follows]

Five Palo Alto Square, 3000 El Camino Real, Palo Alto, CA  94306-2155 P:  (650) 843-5000 F:  (650) 857-0663

Glen Y. Sato

Phone: (650) 843-5502

Email: gsato@cooley.com

Sincerely,

COOLEY LLP

By:	/s/ Glen Y. Sato
Glen Y. Sato

Five Palo Alto Square, 3000 El Camino Real, Palo Alto, CA  94306-2155 P:  (650) 843-5000 F:  (650) 857-0663